                            CERTIFICATE OF FORMATION

                                       OF

                            eVENT (TRIPLE POINT) LLC

This Certificate of Formation of eVent (Triple Point) LLC (the "LLC"),  dated as of December 13, 2000 is being duly executed and filed by the undersigned,  as an authorized  person,  to form a limited  liability  company  under  the  Delaware
Limited Liability Company Act (6 Del.Css.18-101, et scq.).

          FIRST.  The name of the limited  liability  company  formed  hereby is
          eVent (Triple Point) LLC.

          SECOND.  The address of its registered office in the State of Delaware is 1209  Orange  Street,  City of  Wilmington,  County of New  Castle,
          Delaware  19801.  The name of its registered  agent at such address is
          The Corporation Trust Company.

IN WITNESS  WHEREOF,  the undersigned has executed this Certificate of Formation as of the date first above written.

                                                     /s/  Stuart A. Rubin
                                                     --------------------
                                                     STUART A. RUBIN
                                                     Authorized Person